UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2009

COMVERSE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

New York	13-3238402
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

810 Seventh Avenue New York, New York (Address of principal executive offices)	10019 (Zip Code)

Registrant’s telephone number, including area code: 212-739-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁭	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁭	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁭	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁭	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS, COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(d)	ELECTION OF NEW DIRECTORS EXCEPT BY A VOTE OF SECURITY HOLDERS.

On January 28, 2009, the Board of Directors (the “Board”) of Comverse Technology, Inc. (the “Company”) increased the size of the entire Board from ten to eleven directors and elected Robert Dubner as an independent director.

Mr. Dubner, age 66, is presently an independent consultant providing senior advisory services to companies, including Momentive Performance Materials Inc., a silicon manufacturing company (since October 2007), and Noranda Aluminum Holding Corporation, a leading North American integrated producer of primary aluminum products and rolled aluminum coils (since March 2008). Mr. Dubner previously served as an independent consultant to Covalence Specialty Materials Corp., a company which manufactures plastic packaging (from September 2006 until July 2007). From October 2002 until December 2004, Mr. Dubner was a management consulting partner and member of IBM Corporation’s Business Consulting Services Global Middle Market leadership team. Mr. Dubner had previously been a partner of Coopers & Lybrand International and was a partner from 1991 to 1998, and then was a partner with PricewaterhouseCoopers LLP from 1998 to 2002, serving as the U.S. and global leader of its middle market consulting practice. He served as an elected member of Coopers & Lybrand’s Board of Partners from 1995 to 1998 and PricewaterhouseCoopers’ U.S. Board of Partners from 1998 to 2001. In addition, Mr. Dubner serves on the boards of directors of Hudson Highland Group, Inc., a temporary and permanent staffing company, and Perf Go Green Holdings, Inc., a marketer and distributor of biodegradable plastics.

Mr. Dubner will receive the same compensation package as is provided to other non-management directors, consisting of (a) a cash retainer of $16,666.66 for each month of service or portion thereof (i.e., $200,000 per annum), with no meeting or committee fees or any additional compensation for committee chairs or for serving as the Chairman of the Board, and (b) an award of 10,000 units of deferred stock per annum, with the initial award vesting on January 1, 2010. Shares in settlement of the deferred stock award will be subject to deferred delivery in accordance with Section 409A of the Internal Revenue Code of 1986, as amended. Deferred stock awards are designed to encourage Board stability and to attract and retain directors. These awards are subject to a Board-adopted policy requiring directors to hold one half of all stock received as compensation (i.e., permitting the sale of that portion that may be necessary for payment of tax liability) for at least for as long as they continue to serve on the Board.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMVERSE TECHNOLOGY, INC.

Date: January 30, 2009	By:	/s/ Andre Dahan
Name: Andre Dahan Title: President and Chief Executive Officer

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